UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017 (August 6, 2017)

SeaWorld Entertainment, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida		32819
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 226-5011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2017, the Company’s Board of Directors (the “Board”) approved the following organizational changes, effective August 7, 2017, (a) Marc G. Swanson will cease to be the Chief Accounting Officer of the Company and will become the Company’s Chief Financial Officer and Treasurer, offices in which he had been serving in an interim capacity since August 1, 2017 and (b) Elizabeth C. Gulacsy will cease to be Corporate Vice President, Financial Reporting of the Company and will become the Company’s Chief Accounting Officer.

Mr. Swanson – Chief Financial Officer

Mr. Swanson, age 46, has been the Company’s Chief Accounting Officer since 2012 and served as interim Chief Financial Officer from June 2015 until September 2015 and as interim Chief Financial Officer and Treasurer since August 1, 2017. Previously, he was Vice President, Performance Management and Corporate Controller of SeaWorld Parks & Entertainment from 2011 to 2012, the Corporate Controller of Busch Entertainment Corporation from 2008 to 2011 and the Vice President of Finance of Sesame Place from 2004 to 2008. He is a member of the board of directors of the SeaWorld & Busch Gardens Conservation Fund and the board of trustees of the Orlando Science Center. Mr. Swanson holds a bachelor’s degree in accounting from Purdue University and a master’s degree in business administration from DePaul University, and is a Certified Public Accountant.

The Compensation Committee of the Board approved a compensatory arrangement with Mr. Swanson in connection with his appointment to the position of Chief Financial Officer and Treasurer.  The compensation arrangement with Mr. Swanson, effective as of the date of his appointment on August 7, 2017, includes payment to Mr. Swanson of (i) an annual base salary of $350,000, (ii) an annual bonus opportunity with a target amount of 80% of his base salary (which, for fiscal year 2017, will be pro-rated for time served as Chief Financial Officer with 50% payable in cash and 50% payable in performance vesting restricted stock consistent with the terms and conditions of the Company’s 2017 annual bonus plan) and (iii) beginning fiscal year 2018, subject to the Compensation Committee of the Board’s discretion, annual long term equity incentive awards with a target value equal to 150% of his base salary.  In addition, in March 2018, Mr. Swanson will receive a one-time supplemental grant of time-vesting restricted stock with a grant date fair value equal to $245,000 (the “Supplemental Time-Vesting Grant”) and a one-time prorated grant of performance-vesting restricted stock (the “Prorated Performance-Vesting Grant”) to reflect promotion to Chief Financial Officer. Consistent with the terms and conditions of the Company’s 2017 long-term incentive plan:

(a) the Supplemental Time-Vesting Grant will vest over five years, with one-third vesting on each of the third, fourth and fifth anniversaries of the date of grant, subject to Mr. Swanson’s continued employment through the applicable vesting date; and

(b) the Prorated Performance-Vesting Grant will vest following the end of the three-year performance period beginning on January 1, 2017 and ending on December 31, 2019 based upon the Company’s achievement of pre-established performance goals with respect to Adjusted EBITDA (weighted at 50%), Total Revenue (weighted at 30%) and Return on Invested Capital (weighted at 20%) for the three-year performance period.

The selection of Mr. Swanson to serve as Chief Financial Officer and Treasurer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Swanson and any director or executive officer of the Company, and there are no transactions between Mr. Swanson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Ms. Gulacsy – Chief Accounting Officer

Ms. Gulacsy, age 43, has been our Corporate Vice President, Financial Reporting since 2016 and Director, Financial Reporting from 2013 to 2016.  Prior to joining the Company, from  2011-2013,  Ms. Gulacsy served as Chief Accounting Officer and Corporate Controller for Cross Country Healthcare, Inc., from 2006-2011 she served as their Director of Corporate Accounting and from 2002-2006 as their Assistant Controller. Prior to that time, Ms. Gulacsy was an Audit Manager for Ernst & Young LLP.  Ms. Gulacsy holds a bachelor’s degree and master’s degree in accounting from the University of Florida and is a Certified Public Accountant.

The Compensation Committee of the Board approved a compensatory arrangement with Ms. Gulacsy in connection with her appointment to the position of Chief Accounting Officer.  The compensation arrangement with Ms. Gulacsy, effective as of the date of her appointment on August 7, 2017, includes payment to Ms. Gulacsy of (i) an annual base salary of $220,000, (ii) an annual bonus opportunity with a target amount of 60% of her base salary (which, for fiscal year 2017, will be pro-rated for time served as Chief Accounting Officer with 50% payable in cash and 50% payable in performance vesting restricted stock consistent with the terms and conditions of the Company’s 2017 annual bonus plan) and (iii) beginning fiscal year 2018, subject to the Compensation Committee of the Board’s discretion, annual long term equity incentive awards with a target value equal to 80% of her base salary.  In addition, in March 2018, Ms. Gulacsy will receive a one-time supplemental grant of time-vesting restricted stock with a grant date fair value equal to $66,000 (the “Supplemental Time-Vesting Grant”) and a one-time prorated grant of performance-vesting restricted stock (the “Prorated Performance-Vesting Grant”) to reflect promotion to Chief Accounting Officer. Consistent with the terms and conditions of the Company’s 2017 long-term incentive plan:

(a) the Supplemental Time-Vesting Grant will vest over five years, with one-third vesting on each of the third, fourth and fifth anniversaries of the date of grant, subject to Ms. Gulacsy’s continued employment through the applicable vesting date; and

(b) the Prorated Performance-Vesting Grant will vest following the end of the three-year performance period beginning on January 1, 2017 and ending on December 31, 2019 based upon the Company’s achievement of pre-established performance goals with respect to Adjusted EBITDA (weighted at 50%), Total Revenue (weighted at 30%) and Return on Invested Capital (weighted at 20%) for the three-year performance period.

The selection of Ms. Gulacsy to serve as Chief Accounting Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Ms. Gulacsy and any director or executive officer of the Company, and there are no transactions between Ms. Gulacsy and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the appointment of Mr. Swanson as the Company’s Chief Financial Officer and Treasurer and Ms. Gulacsy as the Company’s Chief Accounting Officer. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of SeaWorld Entertainment, Inc., dated August 7, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: August 7, 2017	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of SeaWorld Entertainment, Inc., dated August 7, 2017